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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): April 9, 2004


                            NATIONAL CITY CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                    1-10074                    34-1111088
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(State or Other Jurisdiction       (Commission File             (IRS Employer
      of Incorporation)                Number)               Identification No.)


         1900 East Ninth Street, Cleveland, Ohio           44114-3484
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        (Address of Principal Executive Offices)           (Zip Code)


                                 (216) 222-2000
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              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         On April 9, 2004, National City Corporation announced that it completed its acquisition of Allegiant Bancorp, Inc. National City acquired Allegiant to enter the St. Louis market as part of its strategy for growth, adding 36 branch locations to National City's network of 1,100 retail offices located throughout the Midwest. Following conversion of its business systems to the National City platform, Allegiant will begin to operate under the National City name in late July. National City has also established a charitable fund of $3 million to demonstrate the company's commitment to the metropolitan St. Louis community.

         As a result of the acquisition, Allegiant shareholders received either
0.833 share of National City common stock in a tax-free exchange or $27.25 in cash, for each share of Allegiant common stock. Based on the market price for National City common stock, the transaction has a total indicated value of approximately $500 million. Allegiant shareholders receiving National City stock will receive the May 1 National City dividend of $.32 per share, which was declared on April 1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Businesses Acquired:  Not applicable

(b) Pro Forma Financial Information:  Not applicable

(c) Exhibits:     99 - News release



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       National City Corporation
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                                             (Registrant)


Dated: April 9, 2004                   By /s/ David L. Zoeller
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                                       David L. Zoeller
                                       Executive Vice President and
                                       General Counsel


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